Exhibit 99.1

Investor Relations Contact:	Public Relations Contact:
Stephanie Prince / Jody Burfening	Ed Harrison
LHA	fama PR
(212) 838-3777	(617) 986-5003
sprince@lhai.com or ir@augme.com	ed@famapr.com

Augme Technologies, Inc. Reports Second

Quarter Fiscal 2013 Results

Revenue Increases 22% Q/Q to $6.2 Million

NEW YORK — October 10, 2012 — Augme® Technologies, Inc. (OTCBB: AUGT), (“Augme”) (“the Company”) a technology and services leader in interactive media and mobile marketing and mobile advertising, today announced its operating results for the second quarter of fiscal 2013 ended August 31, 2012.

Second Quarter Highlights:

•                  Revenue totaled $6.2 million, compared to $5.1 million in the first quarter of fiscal 2013 ended May 31, 2012, a 22% increase.

•                  New order bookings (the dollar value of contracts signed during the second quarter) totaled $7.9 million.  Approximately 71% of new orders were received from existing customers and 29% from new customers.

•                  Backlog (the dollar value of signed contracts including deferred revenue and unbilled revenue) totaled $18.9 million as of August 31, 2012, compared to $17.4 million at May 31, 2012, a 9% increase.

•                  Customers completed 29,000 campaigns in the second quarter, the highest number in the Company’s history.

•                  Exhibited ability to scale by working with a leading financial services company to engage more than 20,000 sales associates.

“During the second quarter, Hipcricket’s operations continued to grow through the acquisition of new customers and increased spending by existing customers on mobile marketing and advertising campaigns,” said Robert F. Hussey, Interim Chief Executive Officer. “We managed more campaigns in our AD LIFE® platform than any previous quarter, delivered strong new order bookings and ended the quarter with a record backlog of $18.9 million.”

Added Hussey, “We are in the process of implementing the restructuring plan announced on September 21st, removing approximately $6.0 million of annualized operating expenses in the areas of corporate staffing and other non-revenue generating costs. In addition, we have taken steps to slow down the pace of investments in our IP portfolio and expect to reduce capitalized IP costs from approximately $1.5 million per quarter to less than $500,000 per quarter by the end of the current quarter.

“As part of this restructuring plan, we are strategically focusing our resources going forward on driving Hipcricket’s revenue growth and efficiently serving the expanding needs of our customers,” continued Hussey.  “Consistent with this refined strategic direction, we are now planning a path to operating cash flow breakeven based solely on the Hipcricket operations.

“As more companies test mobile marketing and advertising concepts and more customers increase their budget allocation to mobile marketing and advertising campaigns, the opportunities for growth are abundant and we believe that Hipcricket’s market recognition, established customer base and proprietary AD LIFE® platform position the Company to take full advantage of these opportunities,” concluded Hussey. “Against this backdrop for growth and combined with the cost actions taken, we now expect to reach operating cash flow breakeven in the second quarter of fiscal 2014, ending August 31, 2013, on quarterly revenue of $10.0 million, for a $40.0 million annualized run rate.  To reach $10.0 million in quarterly revenue we still expect to generate sequential revenue growth on average between 15% and 20%.”

Second Quarter Financial Results

For the quarter ended August 31, 2012, the Company reported revenue of approximately $6.2 million, an increase of 51% when compared with pro-forma revenue of approximately $4.1 million for the quarter ended August 31, 2011 and an increase of approximately 22% versus revenue of $5.1 million in the quarter ended May 31, 2012.  In the second quarter of fiscal 2012, which ended August 31, 2011, Augme reported revenue of $1.3 million.

Pro-forma results for the second quarter of fiscal 2012, which ended August 31, 2011, include results for Hipcricket, Inc., which Augme acquired on August 25, 2011.

Mobile Marketing accounted for 69% of revenue and Mobile Advertising Solutions accounted for 31% of revenue during the second quarter of fiscal 2013.  Mobile Marketing revenue includes sales of messaging, mobile web and services; of these revenues approximately 70% were SaaS-based licenses.

Gross profit (revenue minus cost of revenue) increased 32% to $3.7 million, or 60% of revenue, for the second quarter of fiscal 2013, versus pro-forma gross profit of $2.8 million, or 69% of revenue, for the second quarter of fiscal 2012, and increased 18% when compared with gross profit of $3.1 million, or 62% of revenue, for the first quarter of fiscal 2013. The decrease in the gross profit margin when compared to both prior periods reflects the Company’s shifting mix of business towards mobile ad network sales. The percentage of business derived from mobile ad network sales accounted for 31% of second quarter revenue compared with approximately 12% in the second quarter of fiscal 2012 and 27% of first quarter fiscal 2013 revenue.

Selling, general and administrative expenses increased 17% to $10.9 million for the second quarter of fiscal 2013 versus $9.3 million pro forma for the second quarter of fiscal 2012 and increased approximately 2% when compared with $10.7 million for the first quarter of fiscal 2013.  The increase in expenses from the first quarter is primarily due to increased sales and marketing expenses.

The Company recorded a net loss of $2.3 million, or $0.02 per share, for the second quarter of fiscal 2013 versus a pro forma net loss of $6.8 million, or $0.08 per share, for the second quarter of fiscal 2012, and a net loss of $7.6 million, or $0.08 per share, in the first quarter of fiscal 2013. For the second quarter of fiscal 2012, Augme reported a net loss of $6.0 million, or $0.08 per share.

Operating results and non-cash charges are as follows:

Augme Technologies, Inc.

NON-GAAP INFORMATION AND RECONCILIATION TO COMPARABLE GAAP FINANCIAL MEASURES (Unaudited)

	Three Months Ended (in millions)
	August 31, 2012	May 31, 2012	August 31, 2011
Earnings before non-cash charges
Net loss as reported (GAAP)	$(2.3)	$(7.6)	$(6.0)
Stock option and warrant expense	1.5	1.4	1.9
Depreciation and amortization	1.6	1.5	0.3
Change in acquisition contingent consideration	(4.9)	—	—
(1) Earnings before non-cash charges	$(4.1)	$(4.7)	$(3.8)

(1)                    Earnings before non-cash charges. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Earnings before non-cash charges is defined as net loss before depreciation expense on our fixed assets, amortization expense (including impairment) on our intangible assets, stock-based compensation and share based payments expense, and the change in acquisition contingent consideration. Earnings before non-cash charges should not be construed as a substitute for net loss or net cash provided by (used in) operating activities (all as determined in accordance with GAAP) for the purpose of analyzing our operating performance, financial position and cash flows, as this measure is not defined by GAAP. However, the Company regards Earnings before non-cash charges as a complement to net loss and other GAAP financial performance measures, including an indirect measure of operating cash flow.

Conference Call Information

Management will host a conference call to discuss these results on Wednesday October 10, 2012 at 11:00 a.m. EDT. To participate in the conference call, please call 866-625-0328 (domestic call-in) or 706-643-2088 (international call-in) and reference code #35934543.

A live webcast and replay will be available in the investor events section of Augme’s website (http://augme.com/investor_events).  All participants should call or access the website approximately 10 minutes before the conference begins.

A telephone replay of the conference call will be available from 2:00 p.m. EDT on October 10, 2012 until 11:59 p.m. EDT on October 17, 2012 by calling 855-859-2056 (domestic) or 404-537-3406 (international) and entering confirmation #35934543.  An archived replay of the conference call will also be available in the corporate section of the company’s website.

About Augme Technologies, Inc.

Augme® Technologies, Inc. (AUGT.OB) provides strategic services and mobile marketing technology to leading consumer and healthcare brands. Selling its products and services under the Hipcricket brand, Augme’s platform has provided measurable successes in over 225,000 campaigns for its clients, which include many of America’s brand-name leaders (e.g., Macy’s, MillerCoors and Clear Channel) in a variety of industries, along with their agencies.

Augme’s offerings allow marketers, brands, and agencies to plan, create, test, deploy, and track mobile marketing programs across every mobile channel, including SMS, MMS, 2D/QR codes, mobile websites, advertising networks, social media and branded apps. Augme’s AD LIFE® platform facilitates consumer brand interaction and the ability to track and analyze campaign results. Using its own patented device-detection and proprietary mobile content adaptation software, AD LIFE® solves the mobile marketing industry problem of disparate operating systems, device types, and on-screen mobile content rendering. Augme also provides business-to-consumer solutions, including national mobile couponing campaigns, strategic mobile healthcare tools, custom mobile application development, and consumer data tracking and analytics. In addition to AD LIFE®, Augme in 2011 acquired the assets of Hipcricket, Inc. and JAGTAG, Inc. and licenses the digital broadcast platform BOOMBOX®. Augme is headquartered in New York City, with operations in Seattle, Atlanta, Dallas, Los Angeles, San Francisco, Chicago, Miami and Tucson. For more information visit www.augme.com or www.hipcricket.com.

Augme Technologies™, Hipcricket®, Augme®, AD LIFE®, BOOMBOX®, AD SERVE® and the Augme logo are trademarks of Augme Technologies, Inc. All rights reserved. 2009-12.

Forward-Looking Statements

This release includes forward-looking statements. All statements regarding the expected results of our restructuring and our expected future financial position, including management’s revenue guidance, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “ and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in Augme’s Form 10-K for the year ended February 29, 2012 and more recent reports and registration statements filed with the SEC. Augme Technologies, Inc. is under no obligation (and expressly disclaims any such obligation) to update or alter such forward-looking statements, whether as a result of new information, future events or otherwise.

Augme Technologies, Inc.

Consolidated Balance Sheet

	August 31, 2012 (unaudited)	February 29, 2012
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$475,784	$11,428,825
Accounts receivable, net	4,768,360	3,734,945
Prepaid expenses and other current assets	665,862	487,321
Total current assets	5,910,006	15,651,091

Property and equipment, net	179,801	292,492
Goodwill	47,484,708	47,484,708
Intangible assets, net	40,583,291	36,798,085
Long-term investment	200,000	—
Deposits	267,007	365,700

TOTAL ASSETS	$94,624,813	$100,592,076

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$3,968,054	$2,613,238
Accrued liabilities	2,597,618	1,599,792
Deferred revenue	869,856	1,050,369
Acquisition related contingent consideration	10,999,890	26,000,500
Total current liabilities	18,435,418	31,263,899

LONG TERM LIABILITIES
Accrued liabilities	80,166	113,277

TOTAL LIABILITIES	18,515,584	31,377,176

STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value; 250,000,000 shares authorized; 103,514,733 and 94,434,817 shares issued and outstanding, respectively	10,351	9,443
Additional paid-in capital	158,492,543	141,738,528
Accumulated deficit	(82,393,665)	(72,533,071)
Total stockholders’ equity	76,109,229	69,214,900

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$94,624,813	$100,592,076

Augme Technologies, Inc.

Consolidated Statements of Operations

(Unaudited)

	Three months ended
	August 31, 2012	May 31, 2012	August 31, 2011

REVENUES	$6,189,220	$5,078,351	$1,287,122

COST OF REVENUE	2,474,292	1,935,945	412,347

OPERATING EXPENSES:

Sales and marketing	3,911,686	3,592,537	1,786,142
Technology and development	1,833,318	2,176,822	699,836
General and administrative	3,541,298	3,442,007	4,096,813
Depreciation and amortization	1,589,005	1,494,681	300,724

Total operating expenses	10,875,307	10,706,047	6,883,515

LOSS FROM OPERATIONS	(7,160,379)	(7,563,641)	(6,008,740)

OTHER INCOME:
Interest income, net	224	2,645	5,156
Acquisition related contingent expense	4,860,557	—	—

NET LOSS	$(2,299,598)	$(7,560,996)	$(6,003,584)

BASIC AND DILUTED NET LOSS PER SHARE	(0.02)	(0.08)	(0.08)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	96,317,373	94,489,673	71,189,143

Augme Technologies, Inc.

Consolidated Statements of Operations

(Unaudited)

	Six months ended
	August 31, 2012	August 31, 2011

REVENUES	$11,267,571	$2,492,909

COST OF REVENUE	4,410,237	775,279

OPERATING EXPENSES:
Sales and marketing	7,504,223	3,057,665
Technology and development	4,010,140	1,257,824
General and administrative	6,983,305	6,888,585
Depreciation and amortization	3,083,686	553,256

Total operating expenses	21,581,354	11,757,330

LOSS FROM OPERATIONS	(14,724,020)	(10,039,700)

OTHER INCOME:
Interest income, net	2,869	19,530
Acquisition related contingent expense	4,860,557	—

NET LOSS	$(9,860,594)	$(10,020,170)

BASIC AND DILUTED NET LOSS PER SHARE	(0.10)	(0.14)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	95,403,523	70,001,452

Augme Technologies, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Three months ended
	August 31, 2012	May 31, 2012	August 31, 2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,299,598)	$(7,560,996)	$(6,003,584)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,589,005	1,494,681	300,724
Bad debt expense	15,074	23,145	392
Common stock issued for advisory services	625,000	—	—
Acquisition related contingent expense adjustment	(4,860,557)	—	—
Stock option and warrant expense	1,515,630	1,410,627	1,858,112

Changes in operating assets and liabilities:
Accounts receivable	(1,056,321)	(15,313)	1,620,076
Prepaid expenses and other current assets	(112,962)	(65,579)	(94,510)
Deposits	(14,940)	113,633	49,125
Accounts payable and accrued liabilities	1,655,034	697,608	(997,994)
Deferred revenue	9,843	(190,356)	(1,144,281)
Long-term liabilities	(12,798)	(20,313)	—

NET CASH USED IN OPERATING ACTIVITIES	(2,947,590)	(4,112,863)	(4,411,940)

CASH FLOWS FROM INVESTING ACTIVITIES:

Cash paid for purchase of assets of businesses, net of cash acquired	—	—	(2,967,794)
Cash paid for purchase of patents	(121,452)	(566,983)	—
Cash paid for acquisition related contingent consideration	—	(2,000,000)	—
Cash paid for patent defense costs	(860,591)	(1,393,222)	(294,358)
Cash paid for long-term investment	—	(200,000)	—

NET CASH USED IN INVESTING ACTIVITIES	(982,043)	(4,160,205)	(3,262,152)

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds received from the exercise of stock options and warrants	1,162,777	86,883	945,764

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,162,777	86,883	945,764

NET CHANGE IN CASH AND CASH EQUIVALENTS	(2,766,856)	(8,186,185)	(6,728,328)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	3,242,640	11,428,825	9,902,802
CASH AND CASH EQUIVALENTS, END OF PERIOD	$475,784	$3,242,640	$3,174,474